SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12 (g) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                        Commission File Number 333-74396


                           JPC CAPITAL PARTNERS, INC.
                 (Name of Small Business Issuer in Its Charter)


          Delaware                                          58-2451191
  ----------------------------                          -------------------
(State or Other Jurisdiction of                         (I.R.S. Employer
Incorporation or Organization)                          Identification No.)



555 North Point Center East, 4th Floor
      Alpharetta, GA 30022                                  (678) 366-5019
----------------------------------------             ---------------------------
(Address of Principal Executive Offices)             (Issuer's Telephone Number,
                                                         Including Area Code)




If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General instruction A (c), check the following box: [ ]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General instruction A (d) check the following box: [X]

Securities  Act  registration  statement file number to which this form relates:
No. 333-74396

Securities to be registered pursuant to Seciton 12(g) of the Act:


                    COMMON STOCK, PAR VALUE $0.001 PER SHARE
                                (Title of Class)


Item 1. Description of Registrant's Securities to be Registered.

The description of securities contained in Registrant's Registration Statement on Form SB-2 as amended and filed with the Securities and Exchange Commission (File 333-74396) is incorporated by reference to this registration statement.


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Item 2. Exhibits

The following Exhibits are incorporated herein by reference from the Registrant's Form SB-2 Registration Statement, as amended, filed with the Securities and Exchange Commission, SEC File No. 333-74396 on January 30, 2003. Such exhibits are incorporated by reference pursuant to Rule 12b-32:


   Exhibit #                           Description
   ---------                           -----------

      3.1 Amended Articles of Incorporation [Incorporated by reference to the same titled exhibit in the Company's Registration Statement on Form SB-2 (Registration No. 333-74396).]

      3.2 By-Laws [Incorporated by reference to the same titled exhibit in the Company's Registration Statement on Form SB-2 (Registration No. 333-74396).]

     10.2        Stock Option Plan [Incorporated by reference to the same titled exhibit in the Company's Registration Statement on Form SB-2 (Registration No. 333-74396).]

     10.6 Form of Series A Preferred Stock Purchase Agreement [Incorporated by reference to the same titled exhibit in the Company's Registration Statement on Form SB-2 (Registration No. 333-74396).]

     10.7 Form of Series B Preferred Stock Purchase Agreement [Incorporated by reference to the same titled exhibit in the Company's Registration Statement on Form SB-2 (Registration No. 333-74396).]

     10.8 Series C Preferred Stock Subscription Agreement [Incorporated by reference to the same titled exhibit in the Company's Registration Statement on Form SB-2 (Registration No. 333-74396).]

     10.9 Warrant Agreement with Harbour Nominees Ltd. [Incorporated by reference to the same titled exhibit in the Company's Registration Statement on Form SB-2
                 (Registration No. 333-74396).]

     10.10 Warrant Agreement with I-Bankers Securities, Inc. [Incorporated by reference to the same titled exhibit in the Company's 2002 Annual Report on Form 10-KSB (Registration No. 333-74396).]
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